                                                                  EXHIBIT (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
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
                                          GIVE THE                                                        GIVE THE EMPLOYER
                                          SOCIAL SECURITY                                                 IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF --                 FOR THIS TYPE OF ACCOUNT:          NUMBER OF --
--------------------------------------------------------------      --------------------------------------------------------------
 1.  An individual's account.         The individual

 2.  Two or more individuals (joint   The actual owner of the        9.  A valid trust, estate, or        The legal entity (Do not
     account)                         account or, if combined            pension trust                    furnish the identifying
                                      funds, the first                                                    number of the personal
                                      individual on the account                                          representative or
                                      (1)                                                                 trustee unless the legal

 3.  Husband and wife (joint          The actual owner of the                                             entity itself is not
     account)                         account or, if joint                                                designated in the
                                      funds, the first individual                                         account title.)(5)
                                      on the account(1)

 4.  Custodian account of a minor     The minor(2)                  10.  Corporate account                The corporation
     (Uniform Gift to Minors Act)
                                                                    11.  Religious, charitable, or        The organization
 5.  Adult and minor (joint account)  The adult or, if the               educational organization
                                      minor is the only                  account
                                      contributor, the
                                      minor(1)                      12.  Partnership account held in the  The partnership
                                                                         name of the business
 6.  Account in the name of guardian  The ward, minor, or
     or committee for a designated    incompetent person(3)         13.  Association, club, or other      The organization
     ward, minor, or incompetent                                         tax-exempt organization
     person
                                                                    14.  A broker or registered nominee   The broker or nominee
 7.  a  The usual revocable savings   The grantor-trustee(1)
        trust account (grantor is                                   15.  Account with the Department of   The public entity
        also trustee)                 The actual owner(1)                Agriculture in the name of a
                                                                         public entity (such as a State
     b  So-called trust account that                                     or local government, school
        is not a legal or valid                                          district, or prison) that
        trust under State law                                            receives agricultural program
                                                                         payments
 8.  Sole proprietorship account      The owner(4)



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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-    A corporation.

-    A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan or a custodial account under section 403(b)(7).

-    The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-    An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-    A real estate investment trust.

-    A common trust fund operated by a bank under section 584(a)

- An exempt charitable remainder trust under section 664, or a non-exempt trust described in section 4947.

-    An entity registered at all times under the Investment Company Act of 1940.

-    A foreign central bank of issue.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

- A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-    Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-    Payments made by certain foreign organizations.


Payments of interest not generally subject to backup withholding include the following:

-    Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-    Payments described in section 6049(b)(5) to non-resident aliens.

-    Payments on tax-free covenant bonds under section 1451.

-    Payments made by certain foreign organizations.

-    Mortgage interest paid to the payer.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A, and 6050N and their regulations.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE
                           INTERNAL REVENUE SERVICE.